UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a–12

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

The following email was sent to the employees of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF” or the “Company), on August 14, 2023.

Dear Futurists,

You should have already received the soliciting ballot packages and emails in the last few weeks to vote your shares at the Special Meeting of Stockholders on August 16th, 2023. The proposals, if approved by Faraday Future stockholders, will help allow FF to have sufficient shares to clear the path for additional future financing to best support FF 91 Futurist ramp up and the Company’s other strategic goals. The Company and the Board of Directors of the Company recommend that all Faraday Future stockholders as of June 23rd, 2023, VOTE IN FAVOR of such proposals. You may have multiple accounts on different brokers so please make sure you vote all your shares, for example on E-trade, Continental, Sharework, Robinhood, Futu, Tiger, etc. Remember to encourage your family, friends who have our stock to vote “FOR” for all proposals.

The Special Meeting will be held for the purpose of voting upon 5 proposals:

Proposal 1: Proposal to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-90 (the “Reverse Stock Split”), with such ratio to be determined in the discretion of the board of directors of the Company and with such action to be effected at such time and date, if at all, as determined by the board of directors of the Company within one year after the conclusion of the Special Meeting (the “Reverse Stock Split Proposal”).

THE BOARD RECOMMENDS VOTING “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

Proposal 2: Proposal to approve, if and only if the Reverse Stock Split Proposal is approved and the Reverse Stock Split is implemented at a ratio of 1-for-8 or greater, an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, if necessary to reduce the number of authorized shares of the Company’s common stock to a number equal to 12,355,000,000 divided by the reverse stock split ratio determined by the Board (the “Authorized Share Cap Proposal”).

THE BOARD RECOMMENDS VOTING “FOR” THE AUTHORIZED SHARE CAP PROPOSAL.

Proposal 3: Proposal to approve, as is required by the applicable rules and regulations of the Nasdaq Stock Market, transactions involving notes and warrants of the Company issued or to be issued pursuant to the Securities Purchase Agreement, dated May 8, 2023, (as amend, supplemented or otherwise modified) among the Company and the purchasers party thereto, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s common stock in respect of such notes and warrants (the “Share Issuance Proposal”).

THE BOARD RECOMMENDS VOTING “FOR” THE SHARE ISSUANCE PROPOSAL.

Proposal 4: Proposal to approve an amendment to the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) in order to increase the number of shares of Class A Common Stock available for issuance under the 2021 Plan by an additional 206,785,991 shares, subject to approval by the Company’s stockholders (the “2021 Plan Proposal”).

THE BOARD RECOMMENDS VOTING “FOR” THE 2021 PLAN PROPOSAL.

Proposal 5. Proposal to approve one or more adjournments of the Special Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Special Meeting to approve the Reverse Stock Split Proposal at the time of such adjournment or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate (the “Adjournment Proposal”).

THE BOARD RECOMMENDS VOTING “FOR” THE ADJOURNMENT PROPOSAL.

Additional information about the special stockholders meeting can be found HERE. Whether or not you plan to attend, your vote is very important. You can vote your shares by internet, telephone, or mail.

Feel free to check our previous voting instruction as a reference:

https://www.ff.com/us/Proxy-Voting-0208/ (English)

https://www.faradayfuturecn.com/cn/Proxy-Voting-0208/ (Chinese)

If you have any questions, please contact Capital Markets Department: Mark.Sun@ff.com

Your vote is very important! Please vote your shares today!

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FORWARD LOOKING STATEMENTS

This communication includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this communication, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the reverse stock split and intention to hold a special meeting. Forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the possibility that stockholder approval for the reverse stock split will not be obtained; the possibility that factors unrelated to the reverse stock split may impact the per share trading price of the Company’s common stock; the market performance generally of the Company’s common stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to satisfy the conditions precedent and close on the various financings disclosed by the Company and any future financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; whether the Company and the City of Huanggang could agree on definitive documents to effectuate the Cooperation Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended, and Nasdaq listing requirements and to continue to be listed on Nasdaq (including following the execution of the Shareholder Agreement); the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs (including timely receipt of parts and satisfactory safety testing); the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q filed with the SEC on May 12, 2023, the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The effect of a reverse stock split on the per share trading price of the Company’s common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of the Company’s common stock after a reverse stock split would not increase in the same proportion as the reduction in the number of the Company’s outstanding shares of common stock following the reverse stock split or at all, and a reverse stock split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. The Company cannot assure you that, if a reverse stock split is implemented, its common stock will be more attractive to investors. If the Company implements a reverse stock split, the per share trading price of its common stock may decrease due to factors unrelated to the reverse stock split, including its future performance. If a reverse stock split is consummated and the per share trading price of the Company’s common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

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A reverse stock split may decrease the liquidity of the Company’s common stock and result in higher transaction costs. The liquidity of the Company’s common stock may be negatively impacted by a reverse stock split, given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the per share trading price does not increase as a result of the reverse stock split. In addition, if a reverse stock split is implemented, it will increase the number of the Company’s stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in connection with the proposals to be submitted to FF stockholders at its special meeting seeking approval to authorize a reverse split and a cap on the number of authorized shares available if the reverse stock split is implemented. In connection with the reverse stock split and the authorized share cap proposal, the Company filed a proxy statement filed with the SEC on July,20 2023 in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the proposed reverse stock split, authorized share cap and other matters described therein. The proxy statement was mailed to the Company’s stockholder on or around July 20, 2023. The proxy statement includes information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies in connection with the proposed reverse stock split and authorized share cap. The Company has also filed other documents regarding the proposed reverse stock split and the authorized share cap with the SEC. Before making any voting decision, investors and security holders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed reverse stock split and authorized share cap as they become available because they contain important information about these proposals.

Investors and security holders can obtain free copies of the proxy statement and all other relevant documents the Company has filed or will file with the SEC through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by the Company may be obtained free of charge from the Company’s website at https://www.ff.com/or by written request to Faraday Future Intelligent Electric at 18455 S. Figueroa Street, Gardena, California 90248.

Participants in the Solicitation

FF and its Board of Directors and executive officers may be deemed to be participants in the solicitation of proxies from FF’s stockholders in connection with the proposed reverse stock split, the authorized share cap and other matters described in the proxy statement. Information about the directors and executive officers of FF is set forth in proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on March 17, 2023. Investors may obtain additional information regarding the interest of FF and its directors and executive officers in the reverse stock split proposal by reading the proxy statement relating to the special meeting. You may obtain free copies of these documents as described in the preceding paragraph.

Certain representatives of FF Top and of its indirect parent entity FF Global, including, without limitation, Jerry Wang, Weiwei Zhao and Wenyi Yan (collectively, the “FF Top Representatives”), are additional participants in the solicitation of proxies in connection with the proposed reverse stock split, the authorized share cap and other matters as described in the proxy statement. Information regarding the direct and indirect interests in the Company, by security holdings or otherwise, of FF Global, FF Top and the FF Top Representatives is included in the proxy statement; the post-effective amendment to registration statement on Form S-1, filed with the SEC on March 31, 2023; Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023 and Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders filed with the SEC on March 17, 2023; and in the Current Reports on Form 8-K filed with the SEC from time to time. Changes to the director or indirect ownership of FF Top and FF Global are set forth in SEC filings on Schedule 13D/A.

No Offer or Solicitation

This communication shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed reverse stock split or authorized share cap. This communication shall also not constitute an offer to sell or a solicitation of an offer to buy any securities of FF, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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